CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the references to our firm in the Registration Statement on Form N-1A of PMFM Investment Trust and to the use of our report dated July 6, 2007 on the PMFM Managed Portfolio Trust and the PMFM Core Advantage Portfolio Trust's (each a series of shares of PMFM Investment Trust) financial statements and financial highlights. Such financial statements and financial highlights appear in the 2007 Annual Reports to Shareholders that are incorporated by reference into the Statement of Additional Information.



                                       /s/ Briggs, Bunting & Dougherty, LLP


                                       BRIGGS, BUNTING & DOUGHERTY, LLP

PHILADELPHIA, PENNSYLVANIA
SEPTEMBER 26, 2007